Press Release                                  For Immediate Release

Company Contact:
William Swain, GraphOn Corporation
1.800.GRAPHON
Bill.Swain@GraphOn.com

            GraphOn Corp. Announces Second Quarter Financial Results

SANTA CRUZ, CA, USA - August 4, 2008 - GraphOn(R) Corporation (OTCBB: GOJO) (www.graphon.com), a leading developer of business software for remote computing, today announced financial results for the second quarter of 2008.

Financial Highlights

Revenue was approximately $1.4 million for the three months ended June 30, 2008, as compared to approximately $1.3 million for the same period of 2007. Revenue was approximately $2.7 million for the six-month period ended June 30, 2008, as compared to approximately $2.4 million for the same period of 2007. The net loss for the three months ended June 30, 2008 was approximately $0.7 million, as compared to the approximately $1.0 million net loss for the same period of 2007. The net loss for the six-month period ended June 30, 2008 was approximately $1.4 million, as compared to the approximately $2.0 million net loss for the same period of 2007. The loss per common share for each of the three months ended June 30, 2008 and 2007 was $0.02 per share. The loss per common share for the six-month period ended June 30, 2008 was $0.03 per share as compared with a loss of $0.04 per share for the same period in 2007.

"We are pleased with the increased revenue that we have been able to achieve in both the current quarter and six-month period as compared to the same periods in 2007," Robert Dilworth, Chairman and CEO, said. "We are optimistic about the future growth of our GO-Global revenue during this year of financial turmoil in other business markets. Along with the cash we received last year in the settlement of our litigation with Autotrader.com, our improved performance in 2008 provides us the opportunity to invest in new capabilities for our GO-Global products and in the development of new products that will expand the markets that GraphOn serves."

About GraphOn Corporation

For over a decade, GraphOn Corporation has been an innovator of cost-effective, advanced solutions that help customers access applications from anywhere. GraphOn's high-performance software provides fast remote access, cross-platform connectivity, and a centralized architecture that delivers a dramatically lower cost of ownership. The company's solutions run under Microsoft (MSFT) Windows,

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Linux, and UNIX, including Sun (SUNW) Solaris, IBM AIX, Hewlett-Packard (HPQ)
HP-UX, and more. GraphOn is located in Santa Cruz, CA and is traded on the Over the Counter Bulletin Board under the ticker GOJO (OTCBB:GOJO). For more information, please visit the company's Web site at http://www.graphon.com.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-Global are a registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.

                            # # #
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GRAPHON CORPORATION
Condensed Consolidated Balance Sheets

                                                 (Unaudited)
                                                June 30, 2008     December 31, 2007
                                              ---------------     -----------------
 Assets
 Cash and cash equivalents                     $    4,489,100      $      5,260,800
 Accounts receivable, net                             749,200               886,600
 Prepaid expenses                                      77,900                42,600
                                              ---------------     -----------------
 Total current assets                               5,316,200             6,190,000
                                              ---------------     -----------------
 Patents, net                                       2,296,700             2,741,300
 Other assets, net                                    207,200               143,100
                                              ---------------     -----------------
 Total assets                                  $    7,820,100      $      9,074,400
                                              ===============     =================

 Liabilities and stockholders' equity
 Accounts payable and accrued liabilities      $      780,200      $         867,200
 Deferred revenue - short term                      1,479,000              1,475,000
 Deferred revenue - long term                       1,816,000              1,833,100
 Other long term liability                             28,400                      -
 Stockholders' equity                               3,716,500              4,899,100
                                              ---------------     ------------------
 Total liabilities and stockholders' equity    $    7,820,100      $       9,074,400
                                              ===============     ==================


GRAPHON CORPORATION
Condensed Consolidated Statements of Operations

                                               Three months ended June 30,                    Six months ended June 30,
                                        -------------------------------------------    ----------------------------------------
                                              2008                    2007                   2008                  2007
                                           (Unaudited)            (Unaudited)             (Unaudited)           (Unaudited)
                                        ------------------    ---------------------    ------------------    ------------------
Revenue                                  $   1,373,100         $   1,307,800            $   2,685,400         $   2,445,400
Cost of revenue                                146,700               123,300                  305,300               242,200
                                        ------------------    ---------------------    ------------------    ------------------
Gross profit                                 1,226,400             1,184,500                2,380,100             2,203,200
                                        ------------------    ---------------------    ------------------    ------------------
Selling and marketing                          427,200               420,900                  835,700               853,400
General and administrative                     945,100             1,137,400                1,910,500             2,111,400
Research and development                       599,400               639,200                1,085,800             1,310,700
                                        ------------------    ---------------------    ------------------    ------------------
Total operating expenses                     1,971,700             2,197,500                3,832,000             4,275,500
                                        ------------------    ---------------------    ------------------    ------------------
Loss from operations                          (745,300)           (1,013,000)              (1,451,900)           (2,072,300)
Other income, net                               17,100                14,400                   52,600                34,000
                                        ------------------    ---------------------    ------------------    ------------------
Loss before income taxes                      (728,200)             (998,600)              (1,399,300)           (2,038,300)
Income taxes                                       800                 2,200                    1,600                 3,900
                                        ------------------    ---------------------    ------------------    ------------------
Net loss                                 $    (729,000)        $  (1,000,800)           $  (1,400,900)        $  (2,042,200)
                                        ==================    =====================    ==================    ==================
Loss per common share - basic and
diluted                                  $       (0.02)        $       (0.02)           $       (0.03)        $       (0.04)
                                        ==================    =====================    ==================    ==================
Weighted average shares outstanding -
basic and diluted                           47,096,401            46,247,401               47,093,104            46,242,822
                                        ==================    =====================    ==================    ==================
